                              CONFIRMING STATEMENT

         This Statement confirms that Escalate Capital I, L.P., Escalate Capital
Partners SBIC I, L.P., J. Ross Cockrell, Simon P. James and William A. Schell
(collectively, the "Filers") have authorized and designated each of Scott Way and Denise Cruz to execute and file on the Filers' behalf all Forms 3, 4, and 5
(including any amendments thereto) that the Filers may be required to file with the U.S. Securities and Exchange Commission as a result of the Filers' ownership of or transactions in securities of LDR Holding Corporation. The authority of
Scott Way and Denise Cruz under this Statement shall continue until the Filers are no longer required to file Forms 3, 4, and 5 with regard to the Filers'
ownership of or transactions in securities of LDR Holding Corporation, unless earlier revoked in writing. The Filers acknowledge that neither Scott Way nor
Denise Cruz is assuming any of the Filers' responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

Date:  September 25, 2013            ESCALATE CAPITAL I, L.P.,
                                     By: Escalate Capital Management I,
                                         its general partner
                                     By: EC Management I, L.P.,
                                         a general partner
                                     By: Escalate Capital Management Co., LLC.
                                         its general partner

                                     By: /s/ William A. Schell
                                         -------------------------------
                                     Name:  William A. Schell
                                     Title: Member

                                     ESCALATE CAPITAL PARTNERS SBIC I, L.P.,
                                     By: Escalate SBIC Capital Management, LLC,
                                         its general partner

                                     By: /s/ William A. Schell
                                         -------------------------------
                                     Name:  William A. Schell
                                     Title: Member

                                     /s/ J. Ross Cockrell
                                     -----------------------------------
                                     J. Ross Cockrell

                                     /s/ Simon P. James
                                     -----------------------------------
                                     Simon P. James

                                     /s/ William A. Schell
                                     -----------------------------------
                                     William A. Schell